J. Peter Mosling, Jr.
                               Stephen P. Mosling
                                  P.O. Box 2566
                                Oshkosh, WI 54903



                                  June 2, 1995


   Freightliner Corporation
   4747 North Channel Avenue
   Portland, Oregon  97217-7699

   Oshkosh Truck Corporation
   2307 Oregon Street
   Oshkosh, Wisconsin 54903-2566

                  Re:  Alliance Agreement dated June 2,1995

   Gentlemen:

             The undersigned are the legal and beneficial owners of 240,706 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of Oshkosh Truck Corporation, a Wisconsin corporation ("Oshkosh"). This letter confirms certain agreements of the undersigned made in order to induce Freightliner Corporation, a Delaware corporation ("Freightliner"), to enter into the above-referenced Alliance Agreement with Oshkosh (the "Alliance Agreement").

             Accordingly, except as otherwise provided in this letter, we hereby unconditionally agree that we will not sell, transfer, pledge, hypothecate or otherwise dispose of any shares of Class A Common Stock that we legally or beneficially own. In lieu of any such sale, transfer, pledge, hypothecation or other disposition, we will surrender any such shares which we desire to transfer to Oshkosh to be exchanged on a one share for one share basis for shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of Oshkosh, whether pursuant to contract with Oshkosh or pursuant to an amended Oshkosh Articles of Incorporation entitling the Class A Common Stock to convert as of right into Class B Common Stock. Notwithstanding the foregoing, we hereby unconditionally agree that we will not exchange any shares of Class A Common Stock for Class B Common Stock if, following such exchange, we would not, in the aggregate, own a majority of the Class A Common Stock outstanding on a fully diluted basis.

             Individually, J. Peter Mosling, Jr. and Stephen P. Mosling may transfer shares of Class A Common Stock (including transfers by reason of the death of either of them) to Permitted Transferees (as defined in the Alliance Agreement). Either of them may retain the right to vote any such shares when transferred (except for a transfer on death) and, to the extent permitted by law and the bylaws of Oshkosh, may transfer or assign such voting rights to each other. Any transferee shall agree in writing at the time of transfer that he, she or it accepts such transfer subject to the restrictions of this Agreement.

             Individually, J. Peter Mosling, Jr. and Stephen P. Mosling are parties to a certain letter agreement with R. Eugene Goodson, dated June 25, 1990. Under the terms of this letter agreement, Mr. Goodson may exchange shares of Class B Common Stock of Oshkosh which he then owns for shares of Class A Common Stock which Messrs. Mosling then own, up to such point as Mr. Goodson then owns one-third of the total of the shares of
   Class A Common Stock then owned directly by Messrs. Mosling.   Such
   exchanges shall be permitted but all such shares of Class A Common Stock acquired by Mr. Goodson as a result of such exchanges shall be subject to the restrictions of this Agreement.

             By its acknowledgment and acceptance below, Oshkosh agrees that it will accept our shares of Class A Common Stock in exchange for shares of Class B Common Stock on a contractual basis pending an amendment of the Oshkosh Articles of Incorporation to provide that shares of Class A Common Stock may be converted into shares of Class B Common Stock at the option of the holder thereof. Oshkosh further agrees that it will undertake on a reasonable and timely basis to seek to obtain the necessary approvals required to implement such amendment to the Oshkosh Articles of Incorporation.

             Oshkosh further agrees that it will not permit any registration of transfer of shares of Class A Common Stock made in violation of the commitment contained in this letter and all of the parties to this letter agreement agree that damages would be an inadequate remedy for any breach or threatened breach hereof and that accordingly any of the parties shall be entitled to equitable relief, including an injunction or an order of specific performance, against any breach or threatened breach of this letter agreement.

             The restrictions and obligations set forth in this letter shall expire (i) upon termination of the Alliance Agreement if Freightliner shall not have theretofore exercised the Warrants (as defined in the Alliance Agreement) or (ii) at such time thereafter as Freightliner shall beneficially own less than five percent (5%) of the outstanding shares of Class B Common Stock.


                                      Sincerely,



   /s/ J. Peter Mosling, Jr.              /s/ Stephen P. Mosling
    J. Peter Mosling, Jr.                 Stephen P. Mosling



   /s/ R. Eugene Goodson
    R. Eugene Goodson




   Accepted and Agreed:


   OSHKOSH TRUCK CORPORATION


   By: /s/ Fred S. Schulte
      Name:  Fred S. Schulte
      Title:  Chief Financial Officer



   FREIGHTLINER CORPORATION


   By: /s/ James L. Hebe
      Name:  James L. Hebe
      Title:  President